SCHEDULE 14C(RULE
14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_] Definitive Information Statement

MSO HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]   No fee required

[_]   $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.     Title of each class of securities to which transaction applies:

2.     Aggregate number of securities to which transaction applies:

3.     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4.     Proposed maximum aggregate value of transaction

5. Total fee paid

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

MSO Holdings, Inc.
2333 Waukegan Road, Suite 175
Bannockburn, Illinois 60015

INFORMATION STATEMENT

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS
ON NOVEMBER 18, 2005

General

        We are providing this Information Statement to you to inform you that stockholders holding a majority in interest of the capital stock of MSO Holdings, Inc., voting together as a single class, and the stockholders holding a majority in interest of the Series A Convertible Preferred Stock of MSO Holdings, Inc., voting separately as a single class, have adopted resolutions by written consent that:

        Action No. 1: approve the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation, in the form attached hereto as Appendix A, to: (i) eliminate the existing Series A Convertible Preferred Stock, and (ii) authorize the issuance of up to Ten Million (10,000,000) shares of preferred stock with such rights, preferences and privileges as may be designated by the Company’s Board of Directors from time to time;

        Action No. 2: approve an amendment to our Amended and Restated Certificate of Incorporation allowing our Board of Directors at any time prior to November 18, 2006 to choose to implement a reverse stock split of our then outstanding shares of common stock in a ratio of 1-for-2, 1-for-3, 1-for-4, 1-for-5 or 1-for-6 (the “Reverse Split”);

        Action No. 3: approve the conversion of the Company’s Series A Preferred Stock at a ratio of one share of Series A Convertible Preferred Stock to 1.137635722 shares of common stock; and

        Action No. 4: approve an amendment to the Company’s 2004 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan from 2,305,356 to 5,000,000.

        We have established November 18, 2005 as the record date related to the actions contemplated above. Therefore, stockholders of record as of the close of business on November 18, 2005 will receive this Information Statement. We intend to mail this Information Statement to our stockholders no later than December 1, 2005.

        This Information Statement is being mailed to you for informational purposes only. No action is requested or required on your part. MSO Holdings, Inc. is referred to herein as “we,” “us,” the “Company,” or “MSO.”

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Stockholders Entitled to Vote

        Only holders of our common stock and Series A Convertible Preferred Stock at the close of business on November 18, 2005 were entitled to vote on the actions set forth above. On November 18, 2005, we had 6,552,614 shares of common stock issued and outstanding and 12,562,262 shares of Series A Convertible Preferred Stock issued and outstanding. Each stockholder was entitled to one vote for each share of common stock or Series A Convertible Preferred Stock held by such stockholder.

Results of the Vote

        On the record date, holders of a majority of our outstanding capital stock, voting together as a single class, and a majority of our outstanding Series A Convertible Preferred Stock, voting separately as a single class, executed a written consent in favor of the actions described above. This consent satisfies the stockholder approval requirement for the proposed actions.

Information Statement

        No action is required by you. The accompanying Information Statement is furnished only to inform you of the corporate actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 14c-2, the foregoing actions will not take effect until a date that is at least 20 days after the date on which this Information Statement has been mailed to you. No other stockholder approval is required. The record date for determining the stockholders entitled to receive this Information Statement has been established as the close of business on November 18, 2005

November __, 2005

3

ACTION NO. 1:

APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        Our Board of Directors and stockholders have approved the Amended and Restated Certificate of Incorporation attached to this information statement as Appendix “A” (the “New Certificate”).

        The New Certificate amends and restates our existing Amended and Restated Certificate (the “Old Certificate”) to: (i) eliminate the existing Series A Convertible Preferred Stock, and (ii) authorize the issuance of up to Ten Million (10,000,000) shares of preferred stock with rights, preferences and privileges to be designated by the Company’s board of directors from time to time.

   Elimination of Existing Series A Convertible Preferred Stock

        In order to facilitate a potential equity financing, the holders of a majority of our capital stock voting together as a single class, and the holders of a majority of our Series A Convertible Preferred Stock, voting separately as a single class, have consented to and agreed to convert all of the outstanding Series A Convertible Preferred Stock into common stock at the closing of an equity financing that results in gross proceeds to the Company of at least $15,000,000 at price per share of at least $1.20 and at a conversion ratio of one (1) share of Series A Convertible Preferred Stock to 1.137635722 shares of common stock. In addition, we will issue to the holders of our Series A Convertible Preferred Stock on a pro rata basis warrants to purchase an aggregate of 600,000 shares of our common stock. Please see “Action No. 3: Approval of Conversion of Series A Convertible Preferred Stock” for more information related to the conversion of our Series A Convertible Preferred Stock. In connection with the conversion of the Series A Convertible Preferred, our New Certificate will not contain any reference to the rights, preferences and privileges of our existing Series A Convertible Preferred Stock.

   Authorization of Blank Check Preferred Stock

        Our Board of Directors has determined that it is in the best interests of the Company and its stockholders to authorize the issuance of preferred stock with rights, preferences and privileges to be determined by our Board of Directors from time to time in order to allow the Company to raise capital through the issuance of such newly designated preferred shares to certain investors. In addition, we may use such additional preferred stock as a deterrent to potential takeover attempts or consideration in future acquisitions, although we have not currently identified any such acquisition candidates.

        Be advised that the issuance of such preferred stock will dilute our existing stockholders and that our Board of Directors does not intend to solicit further approval from our stockholders prior to designating the rights, preferences or privileges of any such preferred stock, including, without limitation, rights as to dividends, conversion, voting, liquidation preference or redemption, which in each case may be superior to the rights of our common stock, or prior to the issuance of any such shares of preferred stock.

   Effectiveness

        We will file the New Certificate with the Secretary of State of the State of Delaware on the date that is twenty (20) days after the date on which this Information Statement is first mailed to our stockholders. Upon the filing of the New Certificate with the Secretary of State of the State of Delaware, the New Certificate will become effective and will become our governing charter document.

ACTION NO. 2

APPROVAL OF REVERSE STOCK SPLIT

Purpose of the Reverse Stock Split

        Our Board of Directors has determined it is in the best interests of the Company and our stockholders to effect a reverse stock split of the issued and outstanding shares of our common stock at any time before November 18, 2006 based upon a reverse split ratio within a range of 1-for-2 to 1-for-6. Accordingly, our stockholders have approved five alternative reverse stock split ratios: a 1-for-2 reverse stock split ratio, a 1-for-3 reverse stock split ratio, a 1-for-4 reverse stock split ratio, a 1-for-5 reverse stock split ratio and a 1-for-6 reverse stock split ratio, and has authorized our Board of Directors to choose to implement any of such approved ratios before November 18, 2006. The effect of such a reverse stock split may increase the trading price of our common stock and could therefore create greater investor interest in our common stock and possibly enhance the marketability of our common stock to the financial market. In addition, the reduction in the number of outstanding shares of common stock, will provide the Company with additional authorized but unissued shares of common stock which could be used for future financings, acquisitions or mergers or to otherwise carry out our business objectives.

Consequences of the Reverse Stock Split

        Although the Reverse Split may increase the market price of our common stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of our common stock. The market price of our common stock may also change as a result of other unrelated factors, including our operating performance and other factors related to the business of the Company as well as general market conditions. The Reverse Split will affect all of the holders of our stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except for minor changes that will result from the rounding of fractional shares, as discussed below.

Fractional Shares

        No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares that is not evenly divisible by the reverse split ratio selected by the Board of Directors will receive one (1) additional share of common stock in lieu of such fractional share.

Registered and Beneficial Stockholders

        Upon a reverse stock split, we intend to treat stockholders holding the Company’s common stock in “street name,” through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Company’s common stock in “street name.” However, these banks, brokers, or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Accounting Matters

        The Reverse Split will not affect the par value of our common stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to the common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio selected by our Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Procedure for Effecting the Reverse Split

        If the Board of Directors decides to implement the Reverse Split at any time after the date the New Certificate is filed but prior to November 18, 2006, we will promptly file a Certificate of Amendment to our New Certificate with the Secretary of State of the State of Delaware, in the form attached hereto as Appendix “B” to amend the New Certificate with a provision effecting the Reverse Split. If the Board of Directors determines the Reverse Split ratio and decides to implement the Reverse Split prior to the date on which the New Certificate is filed, we will include a provision in the New Certificate that will effect the Reverse Split. The Reverse Split will become effective on the date of the filing of the Certificate of Amendment or the New Certificate, as the case may be, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

        IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES REPRESENTING THE NUMBER OF SHARES OF STOCK EACH HOLDER IS ENTITLED TO RECEIVE AS A RESULT OF THE REVERSE SPLIT.

No Appraisal Rights

        Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Split

        The following is a summary of certain material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        No gain or loss should be recognized by a stockholder pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares held by a stockholder following the Reverse Split will be the same as the stockholder’s aggregate tax basis in the shares held by such stockholder prior to the Reverse Split. The stockholder’s holding period for the shares held by such stockholder after the Reverse Split will include the period during which the stockholder held the shares prior to the Reverse Split.

        Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts.

        ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

ACTION NO. 3

APPROVAL OF CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK

        Pursuant to Article IV(4)(b)(ii) of the Old Certificate, our Series A Convertible Preferred Stock is convertible into our common stock at any time upon the affirmative vote and notice thereof delivered to us by holders holding a majority of such Series A Convertible Preferred Stock. Pursuant to the Old Certificate, the Series A Convertible Preferred Stock is currently convertible into our common stock on a one-for-one basis.

        In order to facilitate a proposed equity financing, the holders of a majority of our Series A Convertible Preferred Stock have voluntarily agreed to convert all of the outstanding shares of Series A Convertible Preferred Stock into shares of common stock subject to the terms and conditions of a Written Consent and Notice of Conversion dated November 18, 2005 which includes resolutions related to such conversion (the “Conversion Resolutions”). The holders of a majority of our Series A Convertible Preferred Stock and the holders of a majority of our common stock have executed the Conversion Resolutions. Pursuant to the Conversion Resolutions, such holders have agreed to and have approved the conversion of all of the outstanding Series A Convertible Preferred Stock at a ratio of one (1) share of Series A Convertible Preferred Stock to 1.137635722 shares of common stock, effective immediately prior to the closing of an equity financing resulting in gross proceeds to the Company of at least $15,000,000 at a price per share of at least $1.20 (subject to adjustment for stock splits, reverse stock splits, recapitalizations and the like) (a “Qualified Financing”); provided, however, that such Qualified Financing must take place on or prior to January 31, 2006.

        As a further inducement to cause the holders of the Series A Convertible Preferred Stock to convert such Series A Convertible Preferred Stock into common stock, we have agreed to issue warrants to purchase an aggregate of 600,000 shares of common stock at a price per share equal to the greater of (i) the price per share of the equity security sold in the Qualified Financing, or (ii) the exercise price per share of any warrants issued in a Qualified Financing.

        We currently have 12,562,262 shares of Series A Convertible Preferred Stock outstanding. Therefore, pursuant to the Conversion Agreement, all of such shares of Series A Convertible Preferred Stock will convert into an aggregate of 14,291,278 shares of common stock immediately prior to the closing of Qualified Financing, which conversion shall in no event take place prior to the date that is twenty (20) days after the date on which this Information Statement is first mailed to our stockholders. If no Qualified Financing is consummated on or prior to January 31, 2006, the Conversion Resolutions shall be of no further force or effect and no such shares of Series A Convertible Preferred Stock will be converted into common stock pursuant thereto.

        The Board of Directors has determined that it is in the best interests of the Company and its stockholders to effect the conversion of the Series A Convertible Preferred Stock in order to facilitate a proposed equity financing with new investors.

        Steven Straus, our President and one of our directors, is the holder of 54,500 shares of our Series A Convertible Preferred Stock.

ACTION NO. 4

APPROVAL OF AMENDMENT TO COMPANY’S 2004 EQUITY INVENTIVE PLAN

        Our Board of Directors and stockholders have approved an amendment to the MSO Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”), under which employees, consultants and directors may receive grants of stock options and restricted stock awards (collectively, “Stock Awards”), to increase the maximum number of shares that have been reserved for issuance under the Plan from two million three hundred five thousand fifty six (2,305,356) shares to Five Million (5,000,000) shares. The principal features of the Plan are summarized below. Such summary is qualified in its entirety by reference to the full text of the Plan, as so amended, a copy of which is attached as Appendix “C” to this Information Statement.

Terms and Conditions of the Plan

        We believe that our ability to award incentive compensation based on equity in the Company is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to us generate much of the growth and success of our business. We believe that a broad-based equity incentive program will help us to be highly successful in motivating and rewarding the efforts of our employees and other valuable personnel. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will be aligning their interests with those of our stockholders. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. We anticipate that awards under the Plan will generally vest over a period of time, giving the recipient an additional incentive to provide services over a number of years and build on past performance. We believe that the Plan will continue to help us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our Company.

      Number of Shares

        Under the Plan, as amended, Five Million (5,000,000) shares of our common stock are reserved for issuance, subject to adjustment upon any reverse stock split, stock split, recapitalization or the like, including, without limitation, the Reverse Split. Any shares that are represented by Stock Awards under the Plan that expire or otherwise terminate without being exercised in full will again be available for awards under the Plan. The aggregate fair market value (determined at the time of grant) of common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under all equity compensation plans of the Company and its affiliates (including the Plan) may not exceed $100,000.

        The number of shares reserved for issuance under the Plan are subject to adjustment to reflect certain potential subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations, including, without limitation, the Reverse Split.

      Administration

        This Plan will be administered by a committee of the Board or the Board if no such committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, such committee will have full power to implement and carry out this Plan.

      Eligibility

        The selection of the participants in the Plan will generally be determined by the Board. Employees, including those who are officers or directors of the Company or its subsidiaries and affiliates, are eligible to be selected to receive awards under the Plan. In addition, non-employee service providers, including directors and employees of unaffiliated entities that provide bona fide services to the Company as a consultant are eligible to be selected to receive awards under the Plan. Members of the Board are eligible for and are expected to receive grants of awards under the Plan for their services as directors.

      Types of Awards

        The Plan allows for the grant of stock options and restricted stock awards. Subject to the terms of the Plan, the Board will determine the terms and conditions of awards, including the times when awards vest or become payable and the effect of certain events such as termination of employment. Each grant of a Stock Award will be evidenced by an award agreement.

        Stock Options. The Board may grant either incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options not intended to so qualify (“nonstatutory options”). All incentive stock options granted under the Plan must generally have an exercise price that is at least equal to the fair market value of our underlying common stock on the grant date. All nonstatutory options granted under the Plan must generally have an exercise price that is at least equal to 85% of the fair market value of our underlying common stock on the grant date. The closing price per share of our common stock as of November 14, 2005, as reported on the OTC Bulletin Board, was $0.45. No stock option granted under the Plan may have a term longer than 10 years. All or part of any option award may be subject to conditions and restrictions, which the Board will specify. The exercise price of stock options may be paid in a form approved by the committee or the Board and need not be the same for each participant.

        Restricted Stock Awards. The Board may grant awards of restricted common stock for a purchase price of not less than 85% of the fair market value of the Company’s common stock on the date such award is made or at the time the purchase is consummated. All or part of any restricted stock award may be subject to conditions and restrictions, which the Board will specify, including a right of first refusal in favor of the Company and a right of repurchase in favor of the Company.

      Change of Control

        The Board may determine, in its discretion, whether an award issued under the Plan will become vested or exercisable, either in whole or in part, upon a change in control of the Company (as defined in the Plan). Any rights which a participant may have upon a change in control will be set forth in the applicable award agreement.

      Transferability of Awards

        Awards granted under the Plan are not transferable or assignable, other than by will or pursuant to state intestate laws, unless the Board otherwise approves a transfer.

      Amendment; Term and Termination

        The Board may alter or amend the Plan or any Stock Award in any manner at any time. However, no amendment to the Plan will be effective unless approved by the Company’s stockholders, to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code or the regulations promulgated thereunder as such provisions apply to incentive stock option plans. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan will terminate on the day before the 10th anniversary of the date the Plan is adopted by the Board or approved by the Company’s stockholders, whichever is earlier.

Federal Income Tax Consequences

        The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and nonstatutory stock options, which are authorized for grant under the Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Plan, tax consequences of all of the types of awards which may be granted under the Plan, or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

      Incentive Stock Options

        An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Option holders who dispose of the shares acquired under an incentive stock option after two years following the date the option was granted and after one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

      Nonstatutory Stock Options

        Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option.

      Other Considerations

        The Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the Plan which are based on performance goals to be deductible by us as performance-based compensation not subject to the $1 million limitation on deductibility.

Awards under the Plan

        Options granted under the Plan will be granted at the discretion of the Board of Directors, and, accordingly, are not yet determinable. Benefits under the Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates, and actual Company performance against performance goals established with respect to performance awards, if any. Consequently, it is not possible to determine the benefits that might be received by participants under the Plan.

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding the compensation paid during the last three fiscal years to our executive officers serving as of December 31, 2004 for services rendered during such period and whose salaries plus bonus for 2004 exceeded $100,000 or who acted as our Chief Executive Officer and one additional officer (Tom Mason) whose salary and bonus would have exceeded $100,000 but for the fact that he was not serving as an executive officer at December 31, 2004 (the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)	Other Annual Compensation
Albert Henry	2004	$207,910	--	--	$8,996	(1)
Chairman and Chief Executive Officer	2003	$150,000	--	--	$8,996	(1)
	2002	--	--	--	$8,996	(1)
Steven Straus	2004	$183,077	--	922,143	--
President and Chief Operating Officer	2003	$7,692	--	--	--
	2002	--	--	--	--
Thomas M. Mason (2)	2004	--	--	--	--
Chief Financial Officer	2003	--	--	--	--
	2002	--	--	--	--
David Starr	2004	$139,230	$20,000	104,509	--
Chief Financial Officer	2003	$107,692	--	--	--
	2002	--	--	--	--

(1) Consists of an automobile allowance.

(2) Mr. Mason became our Chief Financial Officer on March 3, 2005.

Option Grants in the Last Fiscal Year

        The following table provides information concerning individual option grants of stock options made during fiscal 2004 to the Named Executive Officers. The exercise prices in each case equal or exceed the fair market value of our common stock as determined by our Board of Directors as of the date of grant. The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 1,364,771 shares of common stock granted under our option plans to our employees in fiscal 2004:

Name	Number of Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Last Fiscal year	Exercise Price ($ per Share)	Expiration Date
Albert Henry	--	--	--	--
Steven Straus	922,143	68%	$ 0.13	12/31/2014
Thomas M. Mason (1)	--	--	--
David Starr (2)	104,509	8%	$ .013	1/22/05

        (1)        As of July 31, 2005, Mr. Mason had been granted options to purchase 307,381 shares of our common stock at an exercise price of $0.13 per share and that expire on March 7, 2015.

        (2)        David Starr’s employment terminated on September 2, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options that the Named Executive Officers held at December 31, 2004. The Named Executive Officers did not exercise any options in 2004.

	Number of Securities Underlying Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Albert Henry	--	--	--	--
Steven Straus	76,845	845,298	$9,221	$101,436
Thomas M. Mason	--	--	--	--
David Starr	52,255	52,254	$6,271	$6,270

Director Compensation

        Our independent directors receive $16,000 per year in cash compensation, paid in four equal quarterly installments for attendance at board of directors’ meetings and committee meetings and $2,500 per year for each committee on which such director serves. In addition, we grant each of our independent directors a warrant to purchase 115,000 shares of our common stock which vests in three equal annual installments beginning on the one year anniversary of such director’s election to our board of directors. In addition, each of our independent directors is granted an additional warrant to purchase 25,000 shares of our common stock on each one year anniversary of his or her appointment or election, as the case may be, with such additional warrants vesting in three equal annual installments beginning on the one year anniversary of the date of grant of such warrant.

Employment Arrangements

      Mr. Henry

        On May 26, 2005, we entered into an Amended and Restated Executive Employment Agreement with Albert Henry, our Chairman and Chief Executive Officer (the “Henry Agreement”). The term of the Henry Agreement expires on December 31, 2005; however, the Henry Agreement automatically renews for successive one (1) year periods unless we provide Mr. Henry written notice of our intent to terminate the Henry Agreement no later than one hundred eighty (180) days prior to the expiration of the then-current term. Mr. Henry’s base salary under the Henry Agreement is $300,000 per year. In addition, Mr. Henry is entitled to an annual bonus in an amount determined by the compensation committee of our board of directors. Mr. Henry is also paid an automobile allowance of $700 per month. Mr. Henry is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties as Chairman and Chief Executive Officer. In addition, Mr. Henry is also entitled to our standard health and welfare plan benefits.

        If we terminate the Henry Agreement due to Mr. Henry’s disability, we are obligated to pay him the following: (i) a lump sum payment equal to one times his then-current annual base salary, plus (ii) a pro rated bonus, plus (iii) any other amounts then owing to Mr. Henry pursuant to the Henry Agreement. In addition, as of the date of such termination, our right of repurchase of certain shares of stock held by Mr. Henry will be deemed to have lapsed with respect to the number of shares for which such right would have lapsed in the year in which such termination takes place. In addition, Mr. Henry is entitled to participate in each of our health and welfare benefit plans for what would have been the remaining employment term.

        If the Henry Agreement terminates due to Mr. Henry’s death, we are obligated to pay Mr. Henry’s legal representatives the following: (i) one times Mr. Henry’s then-current annual salary, plus (ii) any other amounts then owing to Mr. Henry pursuant to the Henry Agreement. In addition, as of the date of such termination, our right of repurchase of certain shares of stock held by Mr. Henry will be deemed to have lapsed with respect to the number of shares for which such right would have lapsed in the year in which such termination takes place.

        If we terminate the Henry Agreement without “cause” (as defined in the Henry Agreement) or a “constructive termination without cause” (as defined in the Henry Agreement) takes place, we are obligated to pay Mr. Henry (i) a lump sum payment equal to one times his then-current annual base salary or the amount of base salary due for the remainder of his employment term, whichever is less, plus (ii) a pro rated bonus, plus (iii) any other amounts then owing to Mr. Henry pursuant to the Henry Agreement. In addition, Mr. Henry is entitled to participate in each of our health and welfare benefit plans for what would have been the remaining employment term.

      Mr. Straus

        On May 26, 2005, we entered into an Amended and Restated Executive Employment Agreement with Steven Straus, our President (the “Straus Agreement”). The term of the Straus Agreement expires on December 31, 2005; however, the Straus Agreement automatically renews for successive one (1) year periods unless we provide Mr. Straus written notice of our intent to terminate the Straus Agreement no later than one hundred eighty (180) days prior to the expiration of the then-current term. Mr. Straus’ base salary under the Straus Agreement is $235,000 per year. In addition, Mr. Straus is entitled to an annual bonus in an amount determined by the compensation committee of our board of directors. Mr. Straus is also paid an automobile allowance of $700 per month. Mr. Straus is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties as President. In addition, Mr. Straus is also entitled to our standard health and welfare plan benefits.

        If we terminate the Straus Agreement due to Mr. Straus’ disability, we are obligated to pay him the following: (i) a lump sum payment equal to one times his then-current annual base salary, plus (ii) a pro rated bonus, plus (iii) any other amounts then owing to Mr. Straus pursuant to the Straus Agreement. In addition, Mr. Straus is entitled to participate in each of our health and welfare benefit plans for what would have been the remaining employment term.

        If the Straus Agreement terminates due to Mr. Straus’ death, we are obligated to pay Mr. Straus’ legal representatives the following: (i) one times Mr. Straus’ then-current annual salary, plus (ii) any other amounts then owing to Mr. Straus pursuant to the Straus Agreement.

        If we terminate the Straus Agreement without “cause” (as defined in the Straus Agreement) or a “constructive termination without cause” (as defined in the Straus Agreement) takes place, we are obligated to pay Mr. Straus (i) a lump sum payment equal to one times his then-current annual base salary or the amount of base salary due for the remainder of his employment term, whichever is less, plus (ii) a pro rated bonus, plus (iii) any other amounts then owing to Mr. Straus pursuant to the Straus Agreement. In addition, Mr. Straus is entitled to participate in each of our health and welfare benefit plans for what would have been the remaining employment term.

      Mr. Mason

        On May 26, 2005, we also entered into an Amended and Restated Executive Employment Agreement with Tom Mason, our Chief Financial Officer (the “Mason Agreement”). The term of the Mason Agreement expired on September 6, 2005; however, the Mason Agreement automatically renews for successive six (6) month periods. Mr. Mason’s base salary under the Mason Agreement is $160,000 per year. In addition, Mr. Mason is entitled to an annual bonus in an amount determined by the compensation committee of our board of directors. Mr. Mason is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties as Chief Financial Officer. In addition, Mr. Mason is also entitled to our standard health and welfare plan benefits.

        If we terminate the Mason Agreement due to Mr. Mason’s disability, we are obligated to pay him the following: (i) a pro rated bonus, plus (ii) any other amounts then owing to Mr. Mason pursuant to the Mason Agreement. In addition, Mr. Mason is entitled to participate in each of our health and welfare benefit plans for what would have been the remaining employment term.

        If the Mason Agreement terminates due to Mr. Mason’s death, we are obligated to pay Mr. Mason’s legal representatives the following: (i) a pro rated bonus, plus (ii) any other amounts then owing to Mr. Mason pursuant to the Mason Agreement.

        If we terminate the Mason Agreement without “cause” (as defined in the Mason Agreement) or a “constructive termination without cause” (as defined in the Mason Agreement) takes place, we are obligated to pay Mr. Mason (i) a lump sum payment equal to six months pay at his then-current annual base salary, plus (ii) a pro rated bonus, plus (iii) any other amounts then owing to Mr. Mason pursuant to the Mason Agreement. In addition, Mr. Mason is entitled to participate in each of our health and welfare benefit plans for what would have been the remaining employment term.

Indemnification

        Our amended and restated certificate of incorporation and bylaws include provisions that allow us to indemnify our directors and officers for actions taken in such capacity, if the actions were taken in good faith and in a manner reasonably believed to be in our best interests and, in a criminal proceeding, the director or officer had no reasonable cause to believe that his conduct was unlawful. A director or officer who is successful in defending a claim will be indemnified for all expenses incurred in connection with his defense.

        In addition, we have entered into indemnification agreements with certain of our officers and directors that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was or at any time becomes a director, an officer or an employee of our or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        We also maintain directors and officers insurance providing indemnification for certain of our directors, officers, affiliates, partners or employees for certain liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 31, 2005 by: (i) each person (or group of affiliated persons) known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) the Named Executive Officers; and (iv) all of our directors and the Named Executive Officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, unless otherwise noted. The number of shares of our common stock used to calculate the percentage ownership of each listed person includes the shares of our common stock underlying options or warrants held by such persons that are exercisable within 60 days after October 31, 2005. Percentage of beneficial ownership before this offering is based on 6,552,615 shares of our common stock outstanding as of October 31, 2005.

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	Percentage Beneficially Owned

Executive Officers and Directors:
Albert Henry	1,536,904 (4)	23.5%
Steven Straus	246,613 (5)	3.6%
Tom Mason	9,606 (6)	*
Eugene Terry	28,817	*
Randolph C. Steer, Ph.D	28,817	*
Craig Jeffries	19,166	*
Jeffrey Weise	9,583	*
All directors and executive officers as a group	1,764,306 (7)	26.0%
(6 persons)
5% Stockholders:
Richard O. Ullman	817,501 (8)	11.1%
Harvard Developments, Inc.	1,035,502 (9)	13.6%
Echo Capital Growth Corporation	545,000 (10)	7.7%
Donald C. Carter	817,501 (11)	11.1%
Shea Ventures, LLC	2,725,007 (12)	29.4%
New England Partners Capital, LP	1,635,002 (13)	20.0%
RMC Capital, LLC	545,000 (14)	7.7%
Morgan Investors X	545,000 (15)	7.7%
Seneca Health Partners LP I	872,001 (16)	11.7%

* Indicates ownership of less than 1% of outstanding shares.

(1)	The address of each of the executive officers and directors is c/o MSO Holdings, Inc., 2333 Waukegan Road, Suite 175, Bannockburn, Illinois 60015.

(2)	Each person listed or included in the group has sole voting power and sole investment power with respect to the shares owned by such person, except as indicated below.

(3)	Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days after October 31, 2005 and shares issuable upon conversion of our Series A Convertible Preferred Stock are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, warrants or Series A Convertible Preferred Stock but are not deemed outstanding.

(4)	Consists of 1,536,904 shares of our common stock held by Belusha, L.P., an entity controlled by Irene Henry, mother of Al Henry.

(5)	Consists of 54,500 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder, and 192,113 shares subject to options to purchase our common stock. (Mr. Straus holds options to purchase an additional 730,030 shares of our common stock which will not have vested within 60 days after October 31, 2005.)

(6)	Consists of 14,408 shares subject to options to purchase our common stock. (Mr. Mason holds options to purchase an additional 292,973 shares of our common stock which will not have vested within 60 days after October 31, 2005.)

(7)	Includes of 54,500 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder, and 206,521 shares subject to options to purchase our common stock.

(8)	Consists of 817,501 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

(9)	Consists of 1,035,502 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

(10)	Consists of 545,000 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

(11)	Consists of 817,501 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

(12)	Consists of 2,725,007 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

(13)	Consists of 1,635,002 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

(14)	Consists of 545,000 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

(15)	Consists of 545,000 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

(16)	Consists of 872,001 shares of our Series A Convertible Preferred Stock which is convertible into our common stock at any time at the option of the holder.

ADDITIONAL INFORMATION

        We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Exchange Act. Requests for such documents should be address to MSO Holdings, Inc., 2333 Waukegan Road, Suite 175, Bannockburn, IL 60015. Documents filed by us pursuant to the Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission’s website at http://www.sec.gov.

APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
MSO HOLDINGS, INC.

a Delaware Corporation

        Albert Henry hereby certifies that:

        ONE: The date of the filing of the original Certificate of Incorporation of this Company with the Secretary of State of the State of Delaware was November 19, 2004.

        TWO: He is the duly elected Chief Executive Officer of MSO Holdings, Inc., a Delaware corporation.

        THREE: The Certificate of this Company is hereby amended and restated as follows:

ARTICLE I

        The name of this corporation is MSO Holdings, Inc. (the “Corporation”).

ARTICLE II

        The address of the registered office of this Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

        (A)    Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty Million (50,000,000) shares, each with a par value of $0.001 per share. Forty Million (40,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.

        (B)    Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is authorized to determine, alter or eliminate any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and to fix, alter, or reduce the number of shares comprising any such series (but not below the number of such shares then outstanding) and the designation thereof, or any of them, and to provide for rights and terms of redemption or conversion of the shares of any such series in accordance with the DGCL.

Appendix A – Page 1

        (C)    Rights, Preferences and Restrictions of Common Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

                 1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                2.    Redemption. The Common Stock is not redeemable.

                3.    Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock.

        (D)    [Reverse Stock Split.    Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each [six (6)] [five (5)] [four (4)] [three (3)] [two (2)] shares of the Corporation’s common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time will be and is automatically reclassified as and converted (without any further act) into one (1) fully-paid and nonassessable share of common stock, par value $.001 per share, of the Corporation; provided, however, that no fractional shares of common stock of the Corporation shall be issued and in lieu of any fractional shares of common stock of the Corporation which any stockholder would otherwise be entitled to receive pursuant hereto, such stockholder shall be entitled to receive from the Corporation one additional share of common stock of the Corporation.]

ARTICLE V

        (A)    Amendment of Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

        (B)    Special Meetings. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than twenty-five percent (25%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

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ARTICLE VI

        The number of directors constituting the entire Board of Directors shall be as set forth in or determined pursuant to the Bylaws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

ARTICLE VII

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 if the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as such Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the Court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VIII

        (A)    Indemnification. To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (B)    Undertaking. Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the Board of Directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

3

        (C)    Insurance. The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

        (D)    Prospective Repeal or Amendment. Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the DGCL or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

ARTICLE IX

        No director of the Corporation shall have any personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under §174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE X

        All of the powers of this Corporation, insofar as the same may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

ARTICLE XI

        The election of directors need not be by written ballot.

4

ARTICLE XII

        The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, not withstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article XII, Article V, Article VI, Article VIII or Article IX.

***

        FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

        FIVE: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the Delaware General Corporation Law. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the stockholders of this corporation.

5

        IN WITNESS WHEREOF, MSO Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer the __th day of ____________, 2005.

Albert Henry

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APPENDIX B
FORM OF AMENDMENT TO
CERTIFICATE OF INCORPORATION

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        MSO Holdings, Inc.,a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: The Certificate of Incorporation of this Corporation is hereby amended by inserting the following paragraph following the current text of Article IV:

“(D) Reverse Stock Split Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each [six (6)] [five (5)] [four (4)] [three (3)] [two (2)] shares of the Corporation’s common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time will be and is automatically reclassified as and converted (without any further act) into one (1) fully-paid and nonassessable share of common stock, par value $.001 per share, of the Corporation; provided, however, that no fractional shares of common stock of the Corporation shall be issued and in lieu of any fractional shares of common stock of the Corporation which any stockholder would otherwise be entitled to receive pursuant hereto, such stockholder shall be entitled to receive from the Corporation one additional share of common stock of the Corporation.”

SECOND: The Corporation’s directors took action to authorize this amendment pursuant to authority granted by a majority of the stockholders of the Corporation pursuant to the By-Laws of the Company and §228 of the General Corporation Law of the State of Delaware. The resolutions adopted by the Board of Directors which set forth the foregoing amendment, declared that this amendment is advisable and consistent with the authority granted by the Corporation’s stockholders.

THIRD: In accordance with §228 of the General Corporation Law of the State of Delaware, a majority of outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.

FOURTH: The foregoing amendment has been duly adopted in accordance §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ________________ day of ________________, 2004.

_____________________________
Albert Henry, Chief Executive Officer

Appendix B – Page 1

APPENDIX C
2004 EQUITY INCENTIVE PLAN, AS AMENDED

MSO HOLDINGS, INC.

2004 EQUITY INCENTIVE PLAN

On May 26, 2005, MSO Holdings, Inc. assumed the MSO Medical, Inc. 2004 Equity
Incentive Plan as a part of an Agreement and Plan of Merger and all share amounts under this Plan and all outstanding Awards were correspondingly adjusted.

As amended on November 18, 2005

   1.     PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section 22 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this plan that do not qualify for exemption under Rule 701.

    2.     SHARES SUBJECT TO THE PLAN.

        2.1 Number of Shares Available. Subject to Sections 2.2 and 17 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be Five Million (5,000,000) Shares or such lesser number of Shares as permitted by applicable law. Subject to Sections 2.2, 5.10 and 17 hereof, Shares subject to Awards previously granted will again be available for grant and issuance in connection with future Awards under this Plan to the extent such Shares: (i) cease to be subject to issuance upon exercise of an Option, other than due to exercise of such Option; (ii) are subject to an Award granted hereunder but the Shares subject to such Award are forfeited or repurchased by the Company at the original issue price; or (iii) are subject to an Award that otherwise terminates without Shares being issued. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

       2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under this Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options and (iii) the Purchase Prices of and number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

Appendix C – Page 1

    3.     ELIGIBILITY. ISOs (as defined in Section 5 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in Section 5 hereof) and Restricted Stock Awards may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

    4.    ADMINISTRATION.

        4.1 Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

            (a)     construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

            (b)     prescribe, amend and rescind rules and regulations relating to this Plan;

            (c)     approve persons to receive Awards;

            (d)     determine the form and terms of Awards;

            (e)     determine the number of Shares or other consideration subject to Awards;

            (f)     determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

            (g)     grant waivers of any conditions of this Plan or any Award;

            (h)     determine the terms of vesting, exercisability and payment of Awards;

            (i)     correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

            (j)     determine whether an Award has been earned;

            (k)     make all other determinations necessary or advisable for the administration of this Plan; and

            (l)     extend the vesting period beyond a Participant’s Termination Date.

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        4.2 Committee Discretion. Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (i) at the time of grant of the Award, or (ii) subject to Section 5.9 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan, provided such officer or officers are members of the Board.

     5.     OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

        5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

        5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

        5.3 Exercise Period. Options may be exercisable immediately but subject to repurchase pursuant to Section 11 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

        5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any Option granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 7 hereof.

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        5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

        5.6 Termination. Subject to earlier termination pursuant to Sections 17 and 18 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

            (a)     If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO) but in any event, no later than the expiration date of the Options.

            (b)     If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

            (c)     If the Participant is terminated for Cause, the Participant may exercise such Participant’s Options, but not to an extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

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        5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

        5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 18 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

        5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 5.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price will not be reduced below the par value of the Shares, if any.

        5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 5,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of the Plan.

        6.     RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to certain specified restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

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      6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

      6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and will be at least eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted or at the time the purchase is consummated, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be one hundred percent (100%) of the Fair Market Value on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the Purchase Price must be made in accordance with Section 7 hereof.

      6.3 Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Section 11 hereof.

    7.     PAYMENT FOR SHARE PURCHASES.

    7.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

            (a)     by cancellation of indebtedness of the Company owed to the Participant;

            (b)     by surrender of shares that: (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

            (c)     by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value of the Shares must be paid in cash or other legal consideration permitted by Delaware General Corporation Law;

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            (d)     by waiver of compensation due or accrued to the Participant from the Company for services rendered;

            (e)     with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

                (i)     through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

                (ii)     through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

            (f)     by any combination of the foregoing.

        7.2 Loan Guarantees. The Committee may, in its sole discretion, elect to assist the Participant in paying for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

    8.     WITHHOLDING TAXES.

        8.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

        8.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

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    9.     PRIVILEGES OF STOCK OWNERSHIP.

        9.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 11 hereof.

        9.2 Financial Statements. The Company will provide financial statements to each Participant annually during the period such Participant has Awards outstanding. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Participants when issuance of Awards is limited to key employees whose services in connection with the Company assure them access to equivalent information.

    10.     TRANSFERABILITY. Except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may not be made subject to execution, attachment or similar process. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative.

    11.     RESTRICTIONS ON SHARES.

        11.1 Right of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

        11.2 Right of Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time within the later of ninety (90) days after the Participant’s Termination Date and the date the Participant purchases Shares under the Plan at the Participant’s Exercise Price or Purchase Price, as the case may be.

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    12.     CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

    13.     ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares set forth in Section 11 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

    14.     EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

    15.     SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this plan which do not qualify for exemption under Rule 701. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

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    16.     NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.

    17.     CORPORATE TRANSACTIONS.

        17.1 Assumption or Replacement of Awards by Successor or Acquiring Company. Subject to the express provisions set forth in an Award Agreement, in the event of (i) a dissolution or liquidation of the Company, (ii) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”)) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Stockholder”, as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (iii) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company’s stockholders, (each of the events set forth in subsections (i), (ii) and (iii) referred to herein as a “Change in Control”) any or all outstanding Awards may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders of the Company (after taking into account the existing provisions of the Awards). The successor or acquiring corporation may also substitute by issuing, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Section 17.1. For purposes of this Section 17.1, an “Acquiring Stockholder” means a stockholder or stockholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such combination transaction. Subject to the express provisions set forth in an Award Agreement, in the event such successor or acquiring corporation (if any) in a Change in Control does not assume, convert, replace or substitute Awards, as provided above, pursuant to a transaction described in this Section 17.1, then notwithstanding any other provision in this Plan to the contrary, the Board, in it sole discretion may accelerate the vesting of such Awards such that the Options become exercisable in full prior to the consummation of such event at such times and on such conditions as the Board determines, and if such Options are not exercised prior to the consummation of the Change in Control to the extent vested, they shall terminate on the date of the consummation of such Change in Control.

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       17.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any transaction described in Section 17.1 hereof, any outstanding Awards will be treated as provided in the applicable agreement or plan of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

        17.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

    18.     ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (i) no Option may be exercised prior to initial stockholder approval of this Plan; (ii) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (iii) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Shares issued pursuant to any Award shall be canceled and any purchase of Shares issued hereunder shall be rescinded; and (iv) Awards granted pursuant to an increase in the number of Shares approved by the Board which increase is not timely approved by stockholders shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

    19.     TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

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    20.     AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

    21.     NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    22.     DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

        “Award” means any award under this Plan, including any Option or Restricted Stock Award.

        “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including the Stock Option Agreement and Restricted Stock Agreement.

        “Board” means the Board of Directors of the Company.

        “Cause” means Termination because of (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (iv) Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

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        “Code” means the Internal Revenue Code of 1986, as amended.

        “Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

        “Company” means MSO Holdings, Inc., or any successor corporation.

        “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

        “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

        “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

            (a)     if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

            (b)     if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

            (c)     if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

            (d)     if none of the foregoing is applicable, by the Committee in good faith.

        “Option” means an award of an option to purchase Shares pursuant to Section 5 hereof.

        “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        “Participant” means a person who receives an Award under this Plan.

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        “Plan” means this MSO Holdings, Inc. 2004 Equity Incentive Plan, as amended from time to time.

        “Purchase Price” means the price at which a Participant may purchase Restricted Stock.

        “Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award.

        “Restricted Stock Award” means an award of Shares pursuant to Section 6 hereof.

        “SEC” means the Securities and Exchange Commission.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Shares” means shares of the Company’s Common Stock, par value $0.001 per share, reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17 hereof, and any successor security.

        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

        “Unvested Shares” means shares subject to an Award that have not vested or become exercisable pursuant to the Vesting Schedule set forth in the applicable Award Agreement.

        “Vested Shares” means shares subject to an Award that have vested and become exercisable pursuant to the Vesting Schedule set forth in the applicable Award Agreement.

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